As filed with the Securities and Exchange Commission on December 27, 2002
                                                      Registration No. 333-49980

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             TRANSWITCH CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                     06-1236189
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                 Dr. Santanu Das
                      President and Chief Executive Officer
                             TranSwitch Corporation
                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                              --------------------

                                    Copy to:
                            Timothy C. Maguire, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

     The Registrant hereby removes from registration under this Registration Statement (No. 333-49980) $460,000,000 4 1/2% Convertible Notes due 2005 (the
"Notes") and the 7,428,640 shares of common stock, $.001 par value per share, issuable upon conversion of the Notes (the "Shares"), registered hereunder that have not been sold or transferred pursuant to this Registration Statement. As of the date hereof, none of the Shares and approximately $345,887,000 of the Notes have been sold or otherwise transferred by selling stockholders under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shelton, State of Connecticut on this 27th of December, 2002.


                                        TRANSWITCH CORPORATION


                                    By: /s/ Dr. Santanu Das
                                       -----------------------------------------
                                        Dr. Santanu Das
                                        President, Chief Executive Officer and
                                         Chairman of the Board of Directors

                                Power of Attorney

     Each person whose signature appears below on this Post Effective Amendment No. 1 to the registration statement hereby constitutes and appoints Dr. Santanu Das and Peter J. Tallian, and each of them singly, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Post Effective Amendment No. 1 to the registration statement of TranSwitch Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents and each of them singly, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                                  Capacity                                Date
----                                  --------                                ----
  /s/ Dr. Santanu Das                 President, Chief Executive Officer      December 27, 2002
-------------------------------       and Chairman of the Board of
Dr. Santanu Das                       Directors (Principal Executive
                                      Officer)

  /s/ Peter J. Tallian                Senior Vice President, Chief            December 27, 2002
-------------------------------       Financial Officer and
Peter J. Tallian                      Treasurer (Principal
                                      Financial and Accounting
                                      Officer)


  /s/ Alfred F. Boschulte             Director                                December 27, 2002
-------------------------------
Alfred F. Boschulte

Name                                  Capacity                                Date
----                                  --------                                ----
  /s/ Dr. Hagen Hultzsch              Director                                December 27, 2002
-------------------------------
Dr. Hagen Hultzsch

  /s/ Gerald F. Montry                Director                                December 27, 2002
-------------------------------
Gerald F. Montry

  /s/ James M. Pagos                  Director                                December 27, 2002
-------------------------------
James M. Pagos

  /s/ Dr. Albert E. Paladino          Director                                December 27, 2002
-------------------------------
Dr. Albert E. Paladino

 /s/ Erik H. van der Kaay             Director                                December 27, 2002
-------------------------------
Erik H. van der Kaay